Exhibit 99.1

15941 N. 77th Street, Suite #4

Scottsdale, AZ 85260

Telephone: (480) 998-2943

AURIOS INC. AND IPAYMOBIL, INC. ANNOUNCE AGREEMENT TO BECOME ZIPREMIT

SCOTTSDALE, ARIZONA (March 5, 2015) – Aurios Inc. (Pink OTC-AURZ) and iPayMobil, Inc. (“iPayMobil”) announced today they entered into a definitive merger agreement. ZipRemit Credit Corp., a wholly-owned subsidiary of Aurios shall merge with and into iPayMobil, with iPayMobil continuing as the surviving corporation (the “Merger”). iPayMobil shall operate as a wholly-owned subsidiary of Aurios. As part of the Merger, each outstanding share of iPayMobil’s capital shall be converted into one share of Aurios capital. All outstanding warrants, options and debt conversion rights of iPayMobil shall be exchanged and converted into warrants, options or debt conversion rights of Aurios on equal terms. Shares of Aurios common stock will remain outstanding and unchanged as part of the Merger. Prior to the closing Aurios shall change its name to “ZipRemit, Inc.” and, upon closing the nominees of iPayMobil shall assume control of Aurios’ board of directors and iPayMobil, the surviving corporation shall continue with the name “ZipRemit Credit Corp.” ZipRemit™ is registered trademark of iPayMobil.

ZipRemit is a development stage enterprise formed for the purpose of developing and commercializing an e-commerce B2B mobile payment solution for third-party licensees, such as merchants, Internet service providers, payment service providers and others. Its mobile payment solution will provide a convenient and secure application to purchase goods and services online with a ‘private label’ revolving line of credit issued to the merchant’s customers. ZipRemit™ intends to monetize its unique patents through the burgeoning mobile payment industry. ZipRemit holds an exclusive worldwide license with GTX, which covers a payment system for e-commerce using online tokens, or unique digital signatures that provide a designated monetary denomination, unique authentication process, customer identification and other attributes associated with a mobile payments and transactions. ZipRemit plans to license its SAAS software providing a revolving line of credit. ZipRemit believes these patents can be marketed to technology businesses across several industries operating in the competitive online e-commerce environment.

The company’s principal address and location is ZipRemit, Inc., 15941 N. 77th Street, Suite #4, Scottsdale, Arizona 85260. The Company’s telephone number is (480) 998-2943.

Commenting on the merger, Andrew M. Ling, President and CEO of iPayMobil, said, “The merger shall achieve the objectives set forth by both the company and its shareholders. This enables ZipRemit access to the public markets, increasing shareholder liquidity, all in an effort to advance our unique business model. ZipRemit is well positioned to pursue opportunities that are in front of it.”

Aurios’ Board announced today that Aurios shareholders prospectively approved a reverse stock split, effective at the Board’s absolute and sole discretion, to conduct a one-for-one thousand (1:1,000) to a one-for-two (1:2) reverse stock split (the “Reverse Split”) of the Aurios’ capital stock prior to 2016 annual meeting of its shareholders. Aurios authorized an amendment to its articles of incorporation (the “Amended Articles”) in anticipation of the Merger with iPayMobil. These corporate actions are not solely dependent on the Merger. Each of the proposals are scheduled to be put forth to and approved by a majority of its shareholders at Aurios’ 2014-2015 Annual Meeting to be held on April 6, 2015 at the Krueger LLP law offices in La Jolla, California. Concurrently with proxy approval and shares held by iPayMobil a majority of a vote shall be perfunctory.

Based on common stock currently issued and outstanding of both iPayMobil (to be exchanged with Aurios) and Aurios there will be 90 million shares of Aurios’ common stock issued and outstanding. Post-Merger, the senior management team of iPayMobil will continue to lead the combined companies and Aurios forward in its growth plans.

Completion of the Merger is subject to customary closing conditions. The transaction is expected to close sometime during the next 90-days. Precise timing will depend on, among other things, when the 14C Information Statement and Form 8-K Current Report are filed with the Securities and Exchange Commission.

*****************************

This press release does not constitute an offer of any securities for sale. In connection with the proposed Merger, Aurios Inc. and iPayMobil, Inc. expect to file, with the SEC, an information statement/prospectus regarding the proposed transaction. Investors and stockholders are urged to read the information statement/prospectus because it will contain important information about Aurios and iPayMobil and the proposed transaction. Investors and stockholders may obtain a free copy of the definitive information statement/prospectus and other documents when filed by Aurios and iPayMobil with the SEC at www.sec.gov. Investors and stockholders are urged to read the information statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the Merger.

*****************************

All statements contained in this press release, other than statements of historical fact, are forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; length of sales and implementation cycles for our products and services; our relationships with customers and strategic partners; difficulties in integrating acquired businesses; changes in economic, political or regulatory conditions or other trends affecting the mobile payment, credit and lending industries; and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable laws or regulations, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

*****************************

2